Exhibit 4.6

                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of December 29, 1999, (the "Effective Date") between THCG, Inc., a Utah corporation (the "Corporation"), and Larry Smith, Ed Tedeschi and Michael Gegenheimer (collectively, the "Stockholders"), which Stockholders are all of the stockholders of Mercury Coast Inc., a Delaware corporation ("Mercury Coast"), immediately prior to the consummation of the merger contemplated by the Merger Agreement (as defined below).

                  Pursuant to an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") by and among the Corporation, Coast Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Corporation, Mercury Coast and the Stockholders, the Corporation is acquiring by merger all of the issued and outstanding capital stock of Mercury Coast. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in Merger Agreement.

                  The Stockholders will be the beneficial owners of the Registrable Shares (as defined below) pursuant to the transactions contemplated in the Merger Agreement. The Corporation and the Stockholders deem it to be in their respective best interests to set forth the rights of the Stockholders in connection with the Registrable Shares.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Corporation and the Investor Stockholders, intending to be legally bound, hereby agree as follows:

                  SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  "Common Stock" shall mean the common stock, par value $0.01 per share, of the corporation.

                  "Management Shares" shall mean at any time those shares of Common Stock owned by Joseph D. Mark, Adi Raviv or Shai Novik, or trusts for the benefits of members of their immediate family.

                   "Other Shares" shall mean at any time those shares of Common Stock which do not constitute Primary Shares, Registrable Shares or Management Shares.

                  "Primary Shares" shall mean at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Corporation in its treasury.

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                   "Registrable  Shares"  shall mean the shares of Common  Stock held by the Stockholders which constitute Restricted Shares.

                  "Restricted Shares" shall mean the shares of Common Stock any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock and any securities received in respect thereof, in any case, which are held by the Stockholders and which have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

                  "Rule  144"  shall  mean  Rule  144   promulgated   under  the
Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  SECTION 2.  Piggyback Registration.

                  (a) If the Corporation at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), and such registration also includes Management Shares, it shall promptly give written notice to the Stockholders of its intention so to register the Primary Shares or Other Shares and, upon the written request, given within 30 days after delivery of any such notice by the Corporation, of any Stockholder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Corporation shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration. Notwithstanding the foregoing, if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares, Primary Shares, Other Shares and Management Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of such shares, then the number of Primary Shares, Registrable Shares, Other Shares and Management Shares proposed to be included in such registration shall be included in the following order:

                             (i)     first, the Primary Shares; and

                             (ii) second, the Management Shares, Other Shares and the Registrable Shares held by the Stockholders requested to be included in such registration, pro rata in accordance with the number of shares proposed to be included in the registration; provided, however, that to the extent the Other Shares consist of shares owned by Greenwich Street Capital Partners II, L.P., GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Greenwich Street Employees Fund, L.P. or TRV
         Executive Fund, L.P., such Other Shares shall have priority and shall not be cut back on a pro rata basis.

                           (b)  No  Stockholder   may   participate   in   any
         underwritten offering hereunder unless such Stockholder (i) agrees to sell such Stockholder's Registrable Shares on the basis provided in any underwriting arrangements approved by the

                                      -2-

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         Company and (ii) completes and executes all  questionnaires,  powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 2(b) shall be construed to create any additional rights regarding the registration of Registrable Shares otherwise than as set forth herein.

                           (c) With respect to any registration filed or to be filed pursuant to Section 2 hereof, the Company shall be entitled to
         (i) cause such registration statement to be withdrawn and the effective ness of such registration statement terminated or (ii) in the event no such registration statement has yet been filed or declared effective, to delay filing or effectiveness of any such registration statement, in either case without liability to the Stockholders.

                           (d)   Anything    contained    in   this    Agreement
         notwithstanding, when in the opinion of outside counsel to the Company, registration of the Registrable Shares is not required by the Securities Act and other applicable securities laws in connection with a proposed sale of such Registrable Shares, the Stockholders shall have no rights pursuant to Section 2 hereof to request a piggyback registration in connection with such proposed sale and the Company shall promptly provide to the transfer agent and the Stockholder's or Stockholders' broker or brokers in connection with any sale transaction an opinion to the effect set forth above and all legends related to restrictions on transfer shall be removed from the certificates evidencing the Registrable Shares.

                  SECTION 3. Preparation and Filing. If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

                           (a) furnish, at least ten business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto and any amendments or supplements relating to such a registration statement or prospectus, to counsel selected by the Stockholders (the "Stockholders' Counsel"), copies of all such documents proposed to be filed (it being understood that such ten-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Stockholders' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                           (b) notify in writing the Stockholders' Counsel promptly (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission to amend or supplement the same or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Corporation of any notification with respect

                                      -3-

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         to the suspension of the  qualification of such Registrable  Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                           (c) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Stockholders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of such Registrable Shares to consummate the disposition in such jurisdictions of such Registrable Shares; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (c);

                           (d) furnish to the holders of such Registrable Shares such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (such as a term sheet) as the holders of such Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

                           (e) notify the holders of such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (f) make available for inspection by the holders of such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the holders of such Registrable Shares or any underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any holders of such Registrable Shares in connection with such registration statement; provided, however, that any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or
         (iii) such Information has been made generally available to the public; and provided further, however, that the holders of Registrable Shares agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at the Corporation's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

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                           (g)  use  its  best   efforts  to  obtain   from  its
         independent certified public accountants "comfort" letters in customary
         form  and  at  customary  times  and  covering   matters  of  the  type
         customarily covered by cold comfort letters;

                           (h) use its best efforts to obtain from its counsel an opinion or opinions in customary form;

                           (i) provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Shares;

                           (j) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the Nasdaq National Market System or the Nasdaq SmallCap Market or such other national securities exchange as the Investor shall reasonably request;

                           (k) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and the securities commission or other regulatory authority of any relevant state or other jurisdiction and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

                           (l) use its best efforts to take all other steps reasonably necessary to effect the registration of such Registrable Shares contemplated hereby.

                  SECTION 4. Expenses. All expenses incurred by the Corporation in complying with Section 2, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing and distribution expenses, "road show" and other marketing expenses, fees and expenses of the Corporation's counsel and accountants and fees and expenses of the Stockholders' Counsel (but not the Inspectors), shall be paid by the Corporation; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares shall not be borne by the Corporation but shall be borne by the holders of Registrable Shares.

                  SECTION 5. Indemnification. In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the holders of Registrable Shares (and their heirs and personal representatives), each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Shares (and their heirs and personal representatives), such underwriter, such broker or such other person acting on behalf of the holders of Registrable Shares and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by the holders of Registrable Shares or underwriter specifically for use in the preparation thereof.

                  In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, the holders of Registrable Shares shall indemnify and hold harmless and reimburse (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 5) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter through an instrument duly executed by the holders of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of the Stockholders, to an amount equal to the net proceeds actually received by the Stockholders from the sale of Registrable Shares effected pursuant to such registration.

                  Promptly  after receipt by an  indemnified  party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or action involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 5, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any one counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 5. Anything in this
Section 5 to the contrary notwithstanding, (i) an indemnifying party shall not settle any claim or action or consent to the entry of any judgment therein unless the indemnified party is fully released and discharged as a result thereof, and (ii) an indemnified party shall not settle any claim or action or consent to the entry of any judgment without the prior written consent of the indemnifying party. No party who has been guilty of fraudulent misrepresentation within the meaning of Section 11(a) of the Securities Act shall be entitled to contribution.

                  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the maximum amount which any Investor shall be required to contribute pursuant to the provisions of this paragraph shall be limited to an amount equal to the net proceeds actually received by such Investor from the sale of Registrable Securities effected pursuant to such registration.

                  SECTION 6. Information by Holder. The Stockholders proposing to sell Registrable Shares pursuant to a registration to which this Agreement relates shall furnish to the Corporation such written information regarding himself and the distribution proposed by him as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

                  SECTION 7. Termination. This Agreement shall terminate and be of no further force or effect when there shall not be any Restricted Shares.

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

                  SECTION 8. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Corporation, the Stockholders (and their heirs and personal representatives) and, subject to Section 12, the respective successors and assigns of the Corporation and the Stockholders.

                  SECTION 9. Assignment. This Agreement may not be assigned by the Stockholders without the prior written consent of the Corporation, which consent shall not be unreasonably withheld.

                  SECTION 10. Entire Agreement. This Agreement and the Merger Agreement, and the other writings referred to therein or delivered pursuant thereto, contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

                  SECTION 11. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address, facsimile number or person's attention as may hereafter be designated in writing given as aforesaid by such party to the other parties:

                           (i)      if to the Corporation, to:

                                    THCG, Inc.
                                    650 Madison Avenue
                                    21st Floor
                                    New York, New York  10022
                                    Attention:  Joseph D. Mark
                                    Telecopier:  9212) 223-0161

                                    with a copy to:

                                    Kramer Levin Naftalis & Frankel LLP
                                    919 Third Avenue
                                    New York, New York 10022
                                    Attention: Peter S. Kolevzon, Esq.

                                    (ii)    if to the Stockholders:

                                    at the most  current  address  given by such
                                    Stockholder   to   the    Corporation,    in
                                    accordance   with  the  provisions  of  this
                                    Section 11, which address initially is, with
                                    respect  to  each  Stockholder,   listed  on
                                    Schedule 1 attached hereto.


                                    with a copy to:

                                    Law Offices of Steven E. Rosenfeld, P.C.
                                    369 Lexington Avenue
                                    New York, New York 10017
                                    Attention: Steven E. Rosenfeld, Esq.
                                    Telecopier: (212) 867-1914

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

                  SECTION 12. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Corporation and the Stockholders.

                  SECTION 13. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  SECTION 15. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  SECTION 16. Remedies. The Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees that in the event of any breach or threatened breach by the Corporation of any of its obligations under this Agreement, the Investor shall be entitled, in addition to all other remedies, to a decree for specific performance, injunctive relief and other forms of equitable relief without posting any bond and without proving that damages would be an inadequate remedy.

                  SECTION 17. Governing Law and Venue. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  SECTION 18. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                  IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.


                                            THCG, INC.


                                            By: /s/ Joseph D. Mark
                                               -------------------------------
                                            Name:  Joseph D. Mark
                                            Title: Co-Chief Executive Officer


                                            /s/ Larry Smith
                                            ----------------------------------
                                            Larry Smith

                                            /s/ Ed Tedeschi
                                            ----------------------------------
                                            Ed Tedeschi

                                            /s/ Michael Gegenheimer
                                            ----------------------------------
                                            Michael Gegenheimer

                                   SCHEDULE 1


Larry Smith
222 West 14th Street, Apt. 9E
New York, New York 10011

Ed Tedeschi
17 West 76th Street
New York, New York 10023

Michael Gegenheimer
401 East 34th Street, N19B
New York, New York 10016